Medovex, LLC

MEMBERSHIP INTEREST AND LLCA RIGHTS REDEMPTION AGREEMENT

THIS MEMBERSHIP INTEREST AND LLCA RIGHTS REDEMPTION AGREEMENT (this "Agreement") is made and entered into as of the 21st September 2023, between Medovex Corp., a Nevada corporation ("Seller"), and Medovex, LLC, a Delaware limited liability company ("Medovex") and the Members of Medovex.

WHEREAS, Seller owns 400,000 Class B membership interests and 140,000 Class C membership interests (collectively, the "Membership Interests") in Medovex.

WHEREAS, the Membership Interests amount to all membership interests which the Seller maintains in Medovex.

WHEREAS, Seller desires to sell to Medovex, and Medovex desires to redeem and purchase from Seller, all of the Membership Interests, upon the terms and conditions hereinafter set forth, and such Membership Interests shall be deemed completely liquidated in connection therewith.

WHEREAS, Seller is entitled to certain rights pursuant to the Amended and Restated Limited Liability Company Agreement dated 2 April 2021, including the purchase option rights set out therein ("LLCA Rights").

WHEREAS, Seller desires to sell to Medovex, and Medovex desires to redeem and purchase from Seller, all of the Membership Interests and LLCA Rights, upon the terms and conditions hereinafter set forth, and such Membership Interests and LLCA Rights shall be deemed completely liquidated in connection therewith.

NOW, THEREFORE, in consideration of the premises, covenants, agreements, terms and conditions herein contained and for other good and valuable consideration, the receipt and legal sufficiency of all of which are hereby acknowledged, Medovex and Seller, intending to be legally bound, hereby agree as follows:

1. Redemption and Sale of the Membership Interests and LLCA Rights

At the Closing (as defined below), Seller shall sell, transfer and deliver to Medovex, and Medovex shall redeem and purchase from Seller, the Membership Interests and LLCA Rights, upon and subject to the terms and conditions of this Agreement.

2. Purchase Price

The aggregate purchase price (the "Purchase Price") for the Membership Interests is Eight Hundred and Thirteen Thousand, Four Hundred and Ninety Six Dollars and Seventy Six Cents (USD$813,496.72) and the Purchase Price for the LLCA Rights is One Dollar (USD$1.00) less deposit paid (USD$92,500.00 previously paid), which balance of $720,996.72 shall be paid at Closing by Medovex to Seller by wire transfer of immediately available funds to an account designated by Seller.

3. Contingency; Closing; Deliveries

(a) The closing of the transactions contemplated herein (the "Closing") shall be contingent upon the execution and closing (as applicable) of:

(i) a subscription agreement as between Medovex and DDH Graham Limited and the Members;

(ii) an Intellectual Property Assignment and Transfer Agreement between the Seller and Medovex;

(iii) a further Amended and Restated Limited Liability Company Agreement;

(iv) a Membership Interest Redemption Agreement as between Shajanamon Enterprises Pty Ltd ATF The Magnolia Trust and Medovex and the Members;

(v) a Membership Interest Redemption Agreement as between ValMedX, LLC and Medovex and the Members;

(v) a Membership Interest Redemption Agreement as between Guy Beckerlegge and Medovex and the Members;

(the "Other Transactions").

(b) Subject to the terms and conditions of this Agreement, the Closing shall take place on the date of the closing of the Other Transactions (the "Closing Date"), and the transactions hereunder will be deemed to occur simultaneously with the closing and/or signing of the Other Transactions. At the Closing, the parties shall deliver to each other, the documents, instruments and other items described below. The Closing shall take place on the Closing Date through an exchange of consideration and documents using electronic mail.

(c) At Closing, Medovex shall deliver to Seller the following:

(i) the Purchase Price in immediately available funds pursuant to Section 2 hereof;

(ii) a counterpart to this Agreement, duly executed by Medovex;

(iii) copies of all required consents, notices or approvals required to be obtained by Medovex in connection with the transactions contemplated hereby, including, without limitation, all consents, notices or approvals required to be obtained from Medovex's lenders or other financing sources; and

(iv) such other documents and instruments as Seller may reasonably deem necessary relating to transactions contemplated by this Agreement.

(d) At Closing, Seller shall deliver to Medovex the following:

(i) Assignments of Membership Interests and LLCA Rights in form and substance satisfactory to the parties, duly executed by Seller, and such other documents and instruments necessary to transfer the Membership Interests and LLCA Rights to Medovex from Seller;

(ii) resignations of all Managers and Officers of Medovex which have been designated by Seller, duly executed by each such Manager and Officer;

(iii) a counterpart to this Agreement, duly executed by Seller; and

(iv) such other documents and instruments as Medovex may reasonably deem necessary relating to transactions contemplated by this Agreement.

4. Representations and Warranties of Seller

Seller hereby represents and warrants to Medovex as follows:

(a) Seller is a corporation, which is duly incorporated, validly existing and in good standing under the laws of the State of Nevada. Seller has full power and authority to carry on its business as now conducted.

(b) Seller has good title to the Membership Interests and LLCA Rights, free and clear of all liens, claims, and encumbrances, with full legal right and power to transfer and convey ownership of the Membership Interests and LLCA Rights to Medovex.

(c) Seller has full power, authority and legal right to enter into this Agreement and to consummate the transactions provided for herein. All actions on the part of Seller necessary to approve the transactions contemplated by this Agreement have been duly

taken. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Seller in accordance with this Agreement will be, duly executed and delivered by Seller and constitute, or will constitute when delivered, the valid and binding agreement of Seller enforceable against Seller in accordance with their terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization or similar laws affecting creditors' rights generally and by general principles of equity.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Seller do not and will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other person under:

(i) any existing law, ordinance, or governmental rule or regulation to which Seller is subject,

(ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Seller, or

(iii) any instrument, document or agreement, oral or written, to which Seller is a party.

(e) No broker or similar advisor acting on behalf or under the authority of Seller is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Seller in connection with the transactions contemplated herein.

(f) Seller is not relying on any statement, representation or warranty, oral or written, express or implied, made by Medovex, any of Medovex's members/owners or any of their respective affiliates or representatives, except as expressly set forth in this Agreement. Except for the representations and warranties of Seller expressly set forth in this Section 4 and not in limitation hereof, neither Seller nor any of its officers, directors, members, managers, representatives or agents makes any express or implied representation or warranty on behalf of Seller, Medovex or otherwise, in each case in respect of Seller, Medovex or Medovex's assets, liabilities, prospects or otherwise.

5. Representations and Warranties of Medovex

Medovex represents and warrants to Seller as follows:

(a) Medovex is a limited liability company, which is duly organized, validly existing and in good standing under the laws of the State of Delaware. Medovex has full power and authority to carry on its business as now conducted.

(b) Medovex has full power, authority and legal right to enter into this Agreement and to consummate the transactions provided for herein. All actions on the part of Medovex necessary to approve the transactions contemplated by this Agreement have been duly taken. This Agreement has been, and the other agreements, documents and instruments required to be delivered by Medovex in accordance with the provisions hereof will be, duly executed and delivered by Medovex and constitute, or will constitute when delivered, the valid and binding agreement of Medovex enforceable against Medovex in accordance with their terms.

(c) The execution and delivery of this Agreement and the consummation of the transactions contemplated by this Agreement by Medovex do not and will not violate, conflict with or result in the breach of any material term, condition or provision of, or require the consent of any other person under:

(i) any existing law, ordinance, or governmental rule or regulation to which Medovex is subject,

(ii) any judgment, order, writ, injunction, decree or award of any court, arbitrator or governmental or regulatory official, body or authority which is applicable to Medovex, or

(iii) any instrument, document or agreement, oral or written, to which Medovex is a party.

(d) After giving effect to the transactions contemplated by this Agreement and by the Other Transactions (collectively, the "Transactions"), Medovex is not insolvent as defined in any applicable state or federal statute or law, nor will Medovex be rendered insolvent by the execution and delivery of this Agreement and completion of the Transactions. After the completion of the Transactions, Medovex reasonably expects to:

(i) be able to pay its debts as they become due,

(ii) have funds and capital sufficient to carry on its business and all businesses in which it is about to engage, and

(iii) own property having a value at both fair valuation and at fair salable value in the ordinary course of its business greater than the amount required to pay its debts as they become due.

(e) No broker or similar advisor acting on behalf or under the authority of Medovex is or will be entitled to any broker's or finder's fee or any other commission or similar fee from Medovex in connection with the transactions contemplated herein.

(f) Medovex is not relying on any statement, representation or warranty, oral or written, express or implied, made by Seller, any of Seller's members/owners or any of their respective affiliates or representatives, except as expressly set forth in this Agreement.

6. Acknowledgments

Medovex and Seller acknowledge and agree that the consideration for the Membership Interests and LLCA Rights reflects the parties' arms-length agreement after full access to and disclosure of Medovex's business and financial records and future prospects. Each of Medovex and Seller acknowledge that it has had the opportunity to consult legal counsel concerning this Agreement, that it has read and understands this Agreement, that it is fully aware of the legal effect of this Agreement, and that it has entered into this Agreement freely based on its own judgment.

7. Seller Release and Indemnity

(a) Seller, on behalf of itself and each of its members, shareholders, directors, officers, managers, agents, employees and representatives, and any of its or their successors, assigns and affiliates (other than Medovex) (collectively, the "Seller Releasing Parties"), hereby absolutely, unconditionally and irrevocably releases and discharges Medovex, and each of its current and future members, shareholders, directors, officers, managers, agents, employees and representatives, and any of its or their successors, assigns and affiliates (collectively, the "Medovex Released Parties") from all any and all claims, counterclaims, actions, causes of action, suits, defenses, debts, obligations, promises, expenses, liabilities, setoffs, accounts, covenants, contracts, agreements, costs, judgments and demands whatsoever, whether at law, in equity, contract, tort or otherwise (whether fixed or contingent, known or unknown, liquidated or unliquidated) (collectively, a "Claim"), which any of the Seller Releasing Parties now has, or may hereafter have, against any of the Medovex Released Parties, arising out of or relating to events, actions, omissions, facts or circumstances occurring, arising or existing at or prior to Closing; provided, however, that foregoing release shall not affect the rights and remedies of the Seller Releasing Parties under this Agreement, and such rights and remedies shall continue in effect. Each of the Seller Releasing Parties shall refrain from, directly or directly, asserting any claim or demand or commencing, instituting or

causing to be commenced, any action of any kind against the Medovex Released Parties based upon any matter released pursuant to this Section 7.

(b) Seller hereby agrees to indemnify, defend and hold harmless each of the Medovex Released Parties from and against any Claims, damages, losses, liabilities, obligations, costs and expenses of any kind or nature (including any attorneys', consultants', and other professional fees, and disbursements of every kind or nature (collectively, "Claims and Damages"), incurred by any of the Medovex Released Parties, which are incurred or suffered by any of the Medovex Released Parties arising from or related to any breach of Seller's representations and warranties set forth in Section 4 of this Agreement.

8. Medovex Release and Indemnity

(a) Medovex, on behalf of itself and each of its members, shareholders, directors, officers, managers, agents, employees and representatives, and any of its or their successors, assigns and affiliates, in each case, other than any Seller Released Party (as defined below) (collectively, the "Medovex Releasing Parties"), hereby absolutely, unconditionally and irrevocably releases and discharges Seller, and each of its members, shareholders, directors, officers, managers, agents, employees and representatives, and any of its or their successors, assigns and affiliates (other than Medovex) (collectively, the "Seller Released Parties") from all any and all Claims, which any of the Medovex Releasing Parties now has, or may hereafter have, against any of the Seller Released Parties, arising out of or relating to events, actions, omissions, facts or circumstances occurring, arising or existing at or prior to Closing, including without limitation, any Claim arising from or related to the business, ownership, assets, liabilities or operations of Medovex prior to the date hereof; provided, however, that the foregoing release shall not affect the rights and remedies of the Medovex Releasing Parties under 7(b) of this Agreement.

(b) Medovex hereby agrees to indemnify, defend and hold harmless each of the Seller Released Parties from and against any Claims and Damages, which are incurred or suffered by any of the Seller Released Parties arising from or related to any breach of Medovex's representations and warranties set forth in Section 5 of this Agreement.

9. Tax Matters; Etc.

(a) The parties agree that, for purposes of Section 736 of the Internal Revenue Code of 1986, as amended, (the "Code") the Purchase Price and all other amounts paid or considered paid to Seller (including all deemed distributions pursuant to Section 752(b) of the Code, if any) shall be treated as distributions made in exchange for the interest of

the Seller in the property of Medovex pursuant to Section 736(b) of the Code and the corresponding provisions of any applicable state or local tax laws. The parties further agree that, for the purpose of Section 751 of the Code, the Purchase Price will be characterized based upon the assets of Medovex in proportion to their respective fair market values in accordance with the provisions of the Code as agreed upon by the parties and the parties agree to report in a manner consistent with such characterization, unless otherwise required by law.

(b) Medovex's taxable year shall close with respect to Seller's interest as contemplated by Sections 1.706-1(c)(2)(i) of the Treasury Regulations promulgated pursuant to the Code. Seller's distributive share of Medovex's taxable income or loss for the taxable year of the Closing shall be determined on the basis of an interim closing of the books of Medovex as of the close of business on the Closing Date, and shall not be based upon a proration of the taxable income or loss for Medovex for the entire taxable year. A Schedule K-1 to Form 1065 for Seller based upon the allocation of the Seller's distributive share set forth above shall be prepared as soon as practicable after the close of the taxable year (but no later than 60 days after the close of the taxable year) and delivered to Seller for purposes of facilitating the timely filing of any federal, state and local tax returns of Seller.

(c) Medovex's tax return for the taxable year ending on the Closing Date and Seller's Schedule K-1 to Form 1065 for such period shall be prepared by Medovex in good faith and consistent with Medovex's past practices (except as otherwise required by law).

(d) Each of the parties hereto shall cooperate, to the extent reasonably requested by the other parties, in connection with

(i) the preparation and filing of tax returns (including by providing tax work papers, schedules, analysis and any other tax-related documents), and

(ii) any audit, litigation or other proceeding with respect to taxes, in each case with respect to any tax matters involving periods prior to Closing.

Such cooperation shall include reasonable efforts to obtain any certificate or other document from any governmental authority or any other person as may be necessary to mitigate, reduce or eliminate any tax that is or otherwise would be imposed absent such certificate or document (including with respect to the transactions contemplated hereby); provided that the costs and expenses of obtaining such certificate or other documentation shall be borne by the party requesting such certificate or other documentation. Following Closing and except as required by law, neither Medovex nor any of its affiliates shall compromise or settle any material tax claim, or consent or agree

to any material tax liability, or modify, amend or restate any income or other material tax returns related to Medovex with respect to any taxable period ending on or before the Closing Date or relating to taxes for any partial period ending or before the Closing Date, in each case without the prior written consent of Seller (such consent not to be unreasonably withheld or delayed).

10. Further Actions

Each of the parties hereto shall use reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. Following the Closing, the parties shall each deliver or cause to be delivered at such times and places as shall be reasonably requested such additional instruments as the other party may reasonably request for the purpose of carrying out the transactions contemplated by this Agreement.

11. Assignment; Binding Effect

No party may assign this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other parties. This Agreement shall be binding upon and inure to the benefit of the respective successors and permitted assigns of Seller and Medovex.

12. Notices

Any written notice to be given hereunder shall be given in writing and shall be deemed given:

(a) when received if given in person,

(b) on the date of transmission (upon confirmation of receipt) if sent by electronic mail,

(c) three days after being deposited in the U.S. mail, certified or registered mail, postage prepaid, and

(d) if sent by an nationally recognized overnight delivery service, the day following the date given to such overnight delivery service (specified for overnight delivery). All notices shall be addressed as follows (or at such other address for a party as shall be specified by like notice):

If to Seller:

201 E. Kennedy Blvd,

Suite 700, Tampa, Glorida 33602

jdaniel@hcyte.com

If to Medovex:

21 Braeside Avenue Smithfield NSW 2164

cathavle@medovex.com

13. Applicable Law

This Agreement shall be governed by the laws of the State of Delaware, without regard to its conflict of laws principles.

14. Entire Agreement; Amendment

This Agreement represents the entire agreement between the parties covering everything agreed upon or understood in this transaction and supersedes any prior understandings, agreements or representations, written or oral, relating to the subject matter hereof. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties, except as may otherwise be provided herein. This Agreement may be modified or amended only by a written instrument executed by all parties hereto.

15. Fees and Expenses

Each party hereto will pay its own fees, expenses and disbursements incurred in connection herewith and all other costs and expenses incurred in the performance and compliance with all conditions to be performed hereunder.

16. Counterparts; Electronic Signatures

This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which taken together shall constitute one and the same agreement, and it shall not be necessary in making proof of this Agreement or the terms of this Agreement to produce or account for more than one of such counterparts. This Agreement may be signed and transmitted by facsimile machine or electronic mail and such faxed or electronically transmitted document and/or signature page shall be treated as an original document.

17. Severability

If any provision of this Agreement is held to be unenforceable, this Agreement shall be considered divisible and such provision shall be deemed inoperative to the extent it is deemed unenforceable, and in all other respects this Agreement shall remain in full force and effect; provided, however, that if any such provision may be made unenforceable by limitation thereof, then such provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable law.

18. Waiver

No waiver of any of the provisions of this Agreement shall be deemed or shall constitute a waiver of any other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

19. Construction

The parties hereto have participated jointly in the negotiation and drafting of this Agreement. If an ambiguity or question of intent arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement.

20. Waiver of Jury Trial

NO PARTY TO THIS AGREEMENT OR ANY ASSIGNEE, SUCCESSOR, HEIR OR PERSONAL REPRESENTATIVE OF A PARTY SHALL SEEK A JURY TRIAL IN ANY LAWSUIT, PROCEEDING, COUNTERCLAIM OR ANY OTHER LITIGATION PROCEDURE BASED UPON OR ARISING OUT OF THIS AGREEMENT OR ANY OF THE OTHER AGREEMENTS OR THE DEALINGS OR THE RELATIONSHIP BETWEEN THE PARTIES. NO PARTY WILL SEEK TO CONSOLIDATE ANY SUCH ACTION, IN WHICH A JURY TRIAL HAS BEEN WAIVED, WITH ANY OTHER ACTION IN WHICH A JURY TRIAL CANNOT OR HAS NOT BEEN WAIVED. THE PROVISIONS OF THIS SECTION HAVE BEEN FULLY DISCUSSED BY THE PARTIES HERETO, AND THESE PROVISIONS SHALL BE SUBJECT TO NO EXCEPTIONS. NO PARTY HERETO HAS IN ANY WAY AGREED WITH OR REPRESENTED TO ANY OTHER PARTY HERETO THAT THE PROVISIONS OF THIS SECTION WILL NOT BE FULLY ENFORCED IN ALL INSTANCES.

21. Consent of Members

The Members jointly and severally execute this Agreement as an acknowledgement of their agreement to the transactions contemplated herein despite any contrary terms set out in the Amended and Restated Limited Liability Company Agreement dated 2 April 2021 ("LLCA") and

a confirmation that, despite such contrary terms, this Agreement shall be taken to comply with all terms of the LLCA such that the transactions referred to herein are ratified by all Members.

22. End of all Seller Interests in the Company

For the avoidance of any doubt whatsoever, the Seller acknowledges and agrees that, the effect and result of the transactions set out in this Agreement and the Other Transactions are that the Seller will maintain, as and from Closing, no interest nor contingent interest, whether direct or indirect, in the Company including, but not limited to, any interests and/or rights set out in the LLCA (including the LLCA Rights) and that the LLCA itself shall be at and end and unenforceable by the Seller.

[Signature Pages Follow]

IN WITNESS WHEREOF, this Membership Interest and LLCA Rights Redemption Agreement has been duly executed by each of the parties hereto as of the date first above written.

MEDOVEX, LLC,
a Delaware limited liability company

DocuSigned by:
By: Christopher Dinkar Athavle
8045AF9E4D894AA
Name: Christopher Dinkar Athavle
Title: Chief Executive Officer

20/9/2023

MEDOVEX CORP.,
a Nevada corporation

DocuSigned by:
By: [signature]
2060BB525305424
Name: Jeremy Daniel
Title: Chief Financial Officer

23/9/2023

Company:

MEDOVEX, LLC,
a Delaware limited liability company

By: DocuSigned by: Christopher Dinkar Athavle
8945AFBF4D894AA...
Christopher Dinkar Athavle
Name: Christopher Dinkar Athavle 20/9/2023
Title: Chief Executive Officer

[Signatures continue on following page.]

Member:

Lugarno Partners Investments Pty Ltd ACN 669 860 717
ATF Medovex Trust

DocuSigned by:
By: Simon Harradence Simon Harradence

Name: Simon Harradence
Title: Sole Director/Secretary of Trustee
22/9/2023

[Signatures continue on following page]

Member:

Shajanamon Enterprises Pty Ltd ACN 108 014 526 ATF
The Magnolia Trust

By: DocuSigned by: Christopher Dinkar Athavle
Christopher Dinkar Athavle
Name: Christopher Dinkar Athavle
Title: Director of Trustee 20/9/2023

By: DocuSigned by: Jared Phillip Dinkar Athav
Name: Jared Phillip Dinkar Athavle
Title: Director of Trustee 20/9/2023

[Signatures continue on following page]

Member:

Bradley Craig Price and Elizabeth Janet Marlay ATF The Price Superannuation Fund

DocuSigned by:

By: Bradley Craig Price Bradley Craig Price
Name: Bradley Craig Price
Title: Trustee 22/9/2023

DocuSigned by:

By: Elizabeth Marlay Elizabeth Marlay
Name: Elizabeth Janet Marlay
Title: Trustee 27/9/2023

[Signatures continue on following page]

Member:

Avenu Pty Ltd ACN 163 198 196 ATF The Avenu Trust

DocuSigned by:
Paul Kamper

By: Paul Kamper
Name: Paul Kamper
Title: Sole Director/Secretary of Trustee
25/9/2023

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Member:

Peter Gabriel Pty Ltd ACN 164 494 375 ATF Peter Gabriel Family Trust

DocuSigned by:

By: Peter Gabriel

69B0EF7892224AB

Name: Peter Gabriel

Title: Sole Director/Secretary of Trustee

26/9/2023

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Member:

127990 Alberta Ltd

By: DocuSigned by: Brett Holmes
F82AA8037BD74C8...

Name: Brett Holmes 25/9/2023
Title: Director

[Signatures continue on following page]

Member:

Harish Mitter ATF Mitter Superannuation Fund

By: DocuSigned by: Harish Mitter 87BE0088CDC549F... Harish Mitter

Name: Harish Mitter

Title: Trustee

21/9/2023

[Signatures continue on following page]

Member:

Lucchini Investments Pty Ltd ACN ACN 135 093 159
ATF Lucchini Investment Trust

By: DocuSigned by: Rick Lucchini FFF573318CE1408... Rick Lucchini
Name: Rick Lucchini
Title: Director of Trustee 25/9/2023

By: DocuSigned by: Daniele Lucchini BF01E0B705484A7... Daniele Lucchini
Name: Daniele Lucchini
Title: Director of Trustee 25/9/2023

[Signatures continue on following page]

Member:

DP & PJ Kirwan ATF The TRC Super Fund

By: DocuSigned by: David Phillip Kirwan David Phillip Kirwan
2DD99F9963D84A1...

Name: David Phillip Kirwan

20/9/2023

Title: Trustee

By: DocuSigned by: Penelope Jane Kirwan Penelope Jane Kirwan

Name: Penelope Jane Kirwan

Title: Trustee

26/9/2023

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ValMedX LLC, a Florida limited liability company

By: DocuSigned by: 4B1A557FBC9D4B8... Manfred Seblowski
Name: Manfred Salbowski
Title: Director 25/9/2023

[Signatures continue on following page]

Krishnan Super Pty Ltd ACN 793 658 955 ATF Jean Superannuation Fund

By: DocuSigned by: Jegan Krishnan
B5D93E54C9B44FC...
Name: Jegan Krishnan 22/9/2023
Title: Director of Trustee

B
B

DocuSigned by: Anne Louise Krishnan
CF0B70F13AE84A2...

Name: Anne Louise Krishnan 22/9/2023

By: Title: Director of Trustee

[Signatures continue on following page]

David Strang

By: DocuSigned by: David Strang CCDB9DE1252449C... David Strang

Name: David Strang 22/9/2023

Title: Individual

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Dr Marc Coughlan

By: DocuSigned by: Marc Coughlan 8378C0AFB0444E1... Marc Coughlan
Name: Dr Marc Coughlan
Title: Individual 27/9/2023

[Signatures continue on following page]

Guy Beckerlegge

By: DocuSigned by: Guy Beckerlegge Guy Beckerlegge
Name: Guy Beckerlegge
Title: Individual
20/9/2023

[Signatures continue on following page]

Kavitha Kapoor

By: DocuSigned by: Kavita Kapoor
B692F8F8FC404CB...

Name: Kavitha Kapoor
Title: Individual 21/9/2023

[Signatures continue on following page]

Quadratech Pty Ltd ACN 154 865 666

By: DocuSigned by: Shakeel M Khan
Shakeel M Khan

Name: Shakeel Khan 21/9/2023
Title: Sole Director/Secretary

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Trinity Services Pty Ltd ACN 107 691 725 ATF THE FUTURE IDEA OF INVESTMENT

By: DocuSigned by: Gary Tescher Gary Tescher
8F7B9FDECABD461...
Name: Gary Tescher 25/9/2023
Title: Director of Trustee

By: DocuSigned by: Lynda Lawton Lynda Lawton
7AC86C447FD84BE...
Name: Lynda Lawton 25/9/2023
Title: Director of Trustee

[Signatures continue on following page]

Esse Quam Videri Pty Ltd ABN 73 068 909 240 ATF Warenda Rome Trust

By: DocuSigned by: Bradley Price 8205E9868C8F42C... Bradley Price

Name: Bradley Price

Title: Trustee

22/9/2023

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Ozer Investments Pty Ltd ACN 148 076 055

By: DocuSigned by: FC80A1FE40FE4B6... Ertan Ozer

Name: Ertan Ozer 20/9/2023
Title: Director

By: DocuSigned by: AC31B6B8C5AD440... Juliette Rachel Rosemary Ozer

Name: Juliette Rachel Rosemary Ozer
Title: Director 22/9/2023

[Signatures continue on following page]

Framena Pty Ltd ACN 001 943 791

By: DocuSigned by: Tony Campolongo
857AF2613CAC4DC...
Tony Campolongo
Name: Tony Campalongo
Title: Director
26/9/2023

DocuSigned by: Josephine Campolongo
C4AD88B451E8448...
Josephine Campolongo
Name: Josephine Campalongo
Title: Director
26/9/2023

By: